EXHIBIT 10.1

Money4Gold Holdings, Inc.

595 S. Federal Highway, Suite 600

Boca Raton, Florida 33432

September 30, 2009

Re:

Money4Gold / Settlement of Outstanding Debt

Dear Barry and Mike:

This letter agreement (the “Agreement”) documents our agreement with respect to the: (i) $500,000 loan from Barry Honig and GRQ Consultants, Inc. 401K (collectively, “GRQ”) to Money4Gold Holdings, Inc. (the “Company”) to finance media purchases (the “Media Loan”), (ii) a $250,000 Secured Convertible Promissory Note dated as of March 4, 2009, as amended (the “Note”), and the Common Stock Purchase Warrant dated March 4, 2009 (the “Warrant”) held by GRQ, and (iii) Series B Preferred Stock held by Michael Brauser (the “Holder”).

GRQ agrees to convert the principal balance of $500,000 plus any accrued interest owed as of September 30, 2009 under the Media Loan into shares of the Company’s common stock at an effective price per share of $0.0857.  As partial consideration for the conversion of the Media Loan, the Company agrees to permit the Holder to convert the Series B Preferred Stock as provided below. Additionally, GRQ cancels the Warrant.

The Company agrees to pay the Note on or before 15 days from the date of this Agreement.  Doug Feirstein and Todd Oretsky agree to provide a loan to the Company on reasonable terms to be negotiated, if necessary, to pay the principal and any accrued interest owed under the Note in the event the Company does not pay the Note by October 15, 2009.

The Holder acknowledges that he purchased 25,000 shares of the Company’s Series B Preferred Stock from Leon Brauser.  The Holder agrees to convert all of the Series B Preferred Stock at an effective price per share of $0.15. Any unpaid dividends owed to the Holder for the quarter ended September 30, 2009 shall be payable in shares of the Company’s common stock at an effective price per share of $0.15.

Please sign below evidencing your agreement to be bound by this Agreement.

Very truly yours,

/s/ Doug Feirstein
Doug Feirstein
Chief Executive Officer

AGREED AND ACCEPTED:

DOUG FEIRSTEIN

/s/ Doug Feirstein

TODD ORETSKY

/s/ Todd Oretsky

GRQ CONSULTANTS, INC. 401K

By:	/s/ Barry Honig
Barry Honig, Trustee

BARRY HONIG

/s/ Barry Honig

MICHAEL BRAUSER

/s/ Michael Brauser